UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2022

VINEBROOK HOMES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56274	83-1268857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700 Dallas, Texas, 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On August 3, 2022, VB Five, LLC (“Buyer”), an indirect subsidiary of VineBrook Homes Trust, Inc. (the “Company”), entered into an Interest Purchase Agreement (the “Tusk Agreement”) by and among Buyer, SOF-XI Term Holdings, L.P. (“Term Holdings Seller”) and SOF-XI Term Parent Holdings, L.P. (together with Term Holdings Seller, “Tusk Seller”). Also on August 3, 2022, Buyer entered into an Interest Purchase Agreement (the “Siete Agreement” and, together with the Tusk Agreement, the “Agreements”) by and among Buyer, Term Holdings Seller, SOF-XI RS Holdings, L.P. (“RS Holdings Seller”) and SFR Master Holdings, L.P. (together with Term Holdings Seller and RS Holdings Seller, “Siete Seller”).

Pursuant to the terms of the Tusk Agreement, Buyer agreed to acquire (the “Tusk Acquisition”), directly or indirectly, a portfolio of approximately 1,610 single-family rental homes located in Arizona, Florida, Georgia, Ohio and Texas (the “Tusk Portfolio”) for approximately $466.5 million (the “Tusk Purchase Price”), including an initial deposit of approximately $23.3 million (the “Tusk Initial Deposit”). Pursuant to the terms of the Siete Agreement, Buyer agreed to acquire (the “Siete Acquisition” and, together with the Tusk Acquisition, the “Acquisitions”), directly or indirectly, a portfolio of approximately 1,289 single-family rental homes located in Arizona, Florida, Georgia, North Carolina, Ohio and Texas (the “Siete Portfolio”) for approximately $353.5 million (the “Siete Purchase Price” and, together with the Tusk Purchase Price, the “Purchase Prices”), including an initial deposit of approximately $17.7 million (the “Siete Initial Deposit” and, together with the Tusk Initial Deposit, the “Initial Deposits”).

The Purchase Prices of the Acquisitions will be reduced for (1) the indebtedness assumed in connection with the Acquisitions and (2) excluded properties. The Initial Deposits are non-refundable to Buyer except in the limited circumstances set forth in the Agreements, including in the event of certain breaches of the Agreements by Tusk Seller or Siete Seller, respectively. In addition, Siete Seller is obligated to dispose of certain properties (the “Siete Mandatory Removal Properties”) prior to the closing of the Siete Acquisition. The Siete Mandatory Removal Properties are not part of the Siete Portfolio and will not reduce the Siete Purchase Price. As of July 31, 2022, the Tusk Portfolio was 93.9% occupied with an average effective monthly rent of $1,623 and the Siete Portfolio was 91.3% occupied with an average effective monthly rent of $1,538.

The closings of the Acquisitions are subject to customary closing conditions and that the Company or an affiliate provide a replacement guarantee of the assumed debt in substantially the same form as issued by each of Tusk Seller and Siete Seller and pursuant to the terms and conditions set forth in the documents evidencing the indebtedness being assumed in connection with the Acquisitions. Each of the closings is conditioned upon lender approval and the simultaneous closing of the other. The Agreements also contain customary representations and warranties and covenants of the parties. Pursuant to the terms of the Agreements, the closing of the Acquisitions is expected to occur in the fourth quarter of 2022. Buyer intends to use cash on hand to fund the Purchase Prices of the Acquisitions (which are subject to reduction for the assumption of debt and exclusion of properties noted above). There can be no assurance that the closing conditions will be satisfied or that the Acquisitions will be consummated.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “subject to,” “expect,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the expected closing of the Acquisitions and the sources of capital Buyer intends to use to fund the Purchase Prices of the Acquisitions. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the duration and severity of the COVID-19 pandemic and resulting global economic, financial and healthcare system disruptions, risks associated with the ongoing military conflict between Russian and Ukraine, related sanctions imposed against Russia, and related economic, financial and geopolitical disruption, as well as those described in greater detail in the Company’s filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s other filings with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statement. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINEBROOK HOMES TRUST, INC.

/s/ Brian Mitts
Name:	Brian Mitts
Title:	Interim President, Chief Financial Officer,
Assistant Secretary and Treasurer

Date: August 8, 2022